UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 18, 2015, KaloBios Pharmaceuticals, Inc. (the “Company”), received a letter from The NASDAQ Stock Market LLC (“Nasdaq”), which stated that the Nasdaq Listing Qualification Staff (the “Nasdaq Staff”) has determined to delist the Company’s securities pursuant to its discretionary authority under Listing Rule 5101. The Nasdaq Staff cited a number of reasons for their decision, including the recent criminal indictment and arrest of Martin Shkreli, the Company’s controlling shareholder, former Chairman and former Chief Executive Officer, based on allegations of securities fraud, among other things, as well as the arrest and indictment of Evan Greebel, the Company’s former outside counsel, based on similar allegations, and a civil complaint from the U.S. Securities and Exchange Commission filed against Mr. Shkreli and Mr. Greebel based on similar allegations. Additionally, as previously disclosed, on November 17, 2015, the Nasdaq Staff notified the Company that the Company is not in compliance with the filing requirements set forth in the Nasdaq’s Listing Rule 5250(c)(1) because it has not filed its Quarterly Report on Form 10-Q for the period ended September 30, 2015, which constitutes an additional basis for delisting.

The Company has not yet determined whether it will appeal the Nasdaq Staff’s decision to delist the Company’s securities. The deadline for the Company to request an appeal is December 28, 2015. If the Company does not appeal, the Company’s common stock will be suspended from trading on Nasdaq at the opening of business on December 30, 2015.

Additionally, on December 21, 2015, the Company notified the Nasdaq Staff that it is no longer in compliance with the audit committee composition requirements set forth in Nasdaq’s Listing Rule 5605(c)(2) following the previously announced resignation of Tony Chase from the Company’s board of directors as well as its audit committee. The Company has until the earlier of the next annual shareholders meeting or one year from December 17, 2015 to regain compliance with this requirement.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On December 21, 2015, the Company was notified by its independent registered public accounting firm, Marcum LLP (“Marcum”), that Marcum has resigned as the Company’s independent registered public accounting firm. Marcum’s resignation was not due to any reason related to the Company’s reporting or accounting operations, policies or procedures. Marcum was engaged by the Company as the Company’s independent registered public accounting firm on December 8, 2015, and accordingly, Marcum has not provided a report or completed any review on any of the Company’s consolidated financial statements. There have been no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Marcum with a copy of the disclosures it is making in this Form 8-K and requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Marcum’s letter dated December 23, 2015 is filed as Exhibit 16.1 hereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2015, Christopher Thorn, the Company’s Interim Chief Financial Officer, submitted his resignation from the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
16.1	Letter from Marcum LLP, dated December 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ David Moradi
Name: David Moradi Title: Director

Dated: December 23, 2015